Exhibit 10.4














                                                                           Altos
                                                                          Growth
                                                                     Corporation



                                                             Letter of Agreement
                                                                             For
                                                      Emerging Delta Corporation

                                                                  April 29, 2004








                                                                   Prepared for:
                                                                  Allen Campbell
                                                      Emerging Delta Corporation

           Altos Growth Corporation: Delta's Growth Execution Partner



Acquisition is an important component to achieving the aggressive growth goals of Delta; acquisition, therefore, must become a corporate core competency. Altos Growth Corporation helps enterprises achieve and maintain long-term growth by developing a growth-via-acquisition strategy into a core competency.


Founded by Martin Nielson, an executive with three decades of experience in growing companies via acquisition - most notably The Gap, Businessland, and Corporate Express - Altos Growth Corporation combines experience, pragmatism, and vision to achieve its clients' growth objectives. Experience in over 150 mergers and acquisitions provides us with significant data points to develop a playbook that takes a systematic approach to creating opportunities and striking expertly when the right deal(s) surfaces. The experience enables us to develop and implement external growth plans that avoid the most common mistakes of M&A execution.


Nielson's experience in the cash and carry wholesale business and at Corporate Express will be particularly important in the Delta engagement. In the cash and carry industry, Nielson, reporting to the chairman, headed the project to transform one of the oldest and largest UK national food wholesalers to modernize, systematize and expand the product line. It subsequently merged with its largest competitor to become a multi-billion pound public market leader trading on the London Stock Exchange as Booker PLC.


Corporate Express set out to consolidate the highly fragmented, independent office supply industry. Dominated by small family-owned enterprises with limited infrastructure and technology, Corporate Express, grew through a series of acquisitions. Nielson, reporting to Corporate Express' chairman and CEO, helped build an acquisition process - from targeting to negotiations to post-closing integration - that became so efficient that Nielson's team averaged nearly one international acquisition per month for a period of four years. Through technology and best practices, the combined entities that became Corporate Express achieved superior efficiencies in distribution and customer acquisition, leading to a market capitalization in excess of $7 billion. In his role as Executive Vice President, Nielson will direct the AGC team to achieve similar results for Delta.

                              The Altos Growth Team


MARTIN NIELSON


Martin's 30-year international career has included serving as CEO and other executive-level positions within public and private companies, as well as within start-ups. Five of the start-ups, in which he served as an executive, became public on the NYSE, NASDAQ, OTCBB and London exchanges; four became billion dollar corporations, most notably The Gap, Businessland, and Corporate Express.


Martin's most productive growth stints were with companies that complemented their organic growth by developing and executing a growth-via-acquisition strategy. It is primarily from within these companies where Martin developed his expertise in structuring a successful acquisition program. It is from without (Corporate Express & others) where he proved that an effective playbook can be developed for any client corporation with the right growth potential, by the right "advisors."


A graduate of San Jose State University, Martin also studied at San Francisco State University's graduate school of business, concentrating on operations research. He serves on the executive board of the local BSA council. He is a frequent guest speaker at industry conferences and is the author of several industry columns.





GEORGE R. ARABIAN


George has 20+ years of executive sales management experience. He has defined and implemented sales and business development strategies for many high-growth technology companies throughout his career. Among the management roles he's held: vice president of business development at NetObjects, Inc., a market leader in web authoring solutions, director of sales at America Online (AOL) after the acquisition of Medior where he led sales and business development, vice president of sales at Orchid Technology, and director of worldwide sales at Proxim, Inc. During his tenure in these companies, George was involved in the companies' IPOs and acquisitions, later expanding his M&A experience as an independent consultant.


George holds a Master of Business Administration from San Francisco State University and a Bachelor of Arts from University of Colorado.


HENRY C. LO, CPA


Henry is a seasoned finance executive with expertise in global operations, P&L, fundraising, and mergers and acquisitions. A certified public accountant, Henry began his career at Franklin Funds and Pricewaterhousecoopers where he was a member of the banking and financial services group. He then joined GE Capital's lease financing group to serve as its assistant controller. His executive management stints have included roles as vice president/treasurer of Stormedia, Inc., EVP and CFO of Syquest Technology, CFO of Versata, Inc., and CFO of Planet Intra/Inclusion Technologies. It was during these executive roles that Henry gained extensive experience in IPOs and other financing options as well as M&A transactions.


Henry is a 1986 graduate of the University of California in Berkeley.

MYRNA G. NICKELSEN


Myrna's 20+ years of marketing experience in the high tech industry has enabled her to hone her ability to identify market opportunities as well as develop and execute strategies for organic as well as inorganic growth. Her executive management experience includes serving as CEO and president for NextMonet, an online retailer which she merged with an offline catalog retailer in 2001; vice president of marketing for Portrait Displays, now a display software company; and for Orchid Technology, a leading, publicly-traded computer peripherals manufacturer in the 80s and early 90s. From 1993 to 1997, she was a principal in a marketing consulting firm that specialized in corporate and product positioning; her client roster included leading technology companies such as Tseng Labs, Radius, Sercomm International, Miro Computer Products, Jazz Multimedia, and Common Ground Software. More recently, as an independent marketing consultant, she has developed growth strategies for a number of technology-based companies.


Myrna holds a Bachelor of Journalism from the University of Texas at Austin.





ERIC (RICK) MARTIN


Rick has over 25 years of experience in the development and management of product lines, distribution channels, marketing and operations programs, and strategic business planning activities. Rick also has extensive retail merchandising experience, having managed both field and corporate merchandising programs for Sears and The Gap.


His executive roles have included serving as Chairman and CEO of Positive Communications, a nationwide wireless messaging company. He guided the company to record levels of revenue and profitability, while launching incremental lines of business. Under his guidance, the company transformed to a diversified $50M company providing wireless messaging to over 300k subscribers, and "back office" subscriber management and customer support services to dozens of business clients.


Rick's experience in growing businesses includes Compaq Computer Corporation, where he was responsible for the development and launch of Compaq personal computing products in the US consumer market via retail distribution channels. He was responsible for product marketing and management at BusinessLand, Inc, a national distributor of personal computer and related products from its early stages to over $1B in annual sales.


Rick holds a Bachelor of Arts degree in Business Administration from Hanover College.

                            Altos Growth Corporation
                               ADVISORY AGREEMENT
                                     between
                            Altos Growth Corporation
                                       and
                           Emerging Delta Corporation




This Letter of Agreement ("Agreement") is made and entered into as of April 29, 2004 ("Effective Date"), by and between Emerging Delta Corporation, a Delaware corporation (hereinafter referred to as "Delta"), with offices at 4424 Gaines Ranch Loop #415, Austin, TX 78735, Altos Growth Corporation ("AGC"), a Nevada corporation, with offices at 101 First Street, #493, Los Altos, California 94022, Martin Nielson ("Nielson"), CEO and Founding Partner of AGC"), and AltosBanCorp, Inc. ("ABC"), a Nevada corporation, with offices at 101 1st First Street #493, Los Altos, California 94022. As used herein, "Altos Group" shall mean AGC, Nielson and ABC, collectively and individually.


WHEREAS, Delta desires to acquire independent wholesale grocery distribution centers ("IWDCs"), also known as Cash and Carrys (the "Delta Acquisition Program");


WHEREAS, AGC represents that it is capable of providing Delta the needed merger and advisory services required by Delta to effect the Delta Acquisition Program (the "Program M&A Services") and of sourcing the financing required by Delta in connection with the Program M&A Services ("Program Financing Services"):


WHEREAS, AGC desires to contract with Delta to perform such services; and


WHEREAS,  Delta hereby retains AGC to perform the services  described in Section
1.;


NOW, THEREFORE, in consideration of the payments herein provided to be made and the mutual promises, agreements and undertakings herein contained, the parties mutually agree as follows:




1.0  SCOPE OF GENERAL SERVICES

     1.1. AGC will provide the services of Nielson, who will serve as Delta's Executive Vice President of Business Development, serve on its Executive Committee, and serve as a Board member of Delta ("Nielson Executive Services"). As Delta's Executive Vice President of Business Development, Nielson will have primary responsibility for developing and maintaining for Delta a core competency in mergers and acquisitions and related financings in the Delta Acquisition Program. Nielson will be in charge of AGC's services to be rendered hereunder.

     1.2. AGC shall serve as Delta's Official Advisor in connection with the Delta Acquisition Program and will provide, the following services ("AGC Services"):

          1.2.1. Development of Acquisition Competency: AGC will have lead responsibility for development of acquisition competency within Delta, including the design, development, training and implementation of acquisition processes into Delta's business so that the ability to provide continuous growth via acquisitions becomes a core competency of Delta.

          1.2.2. Mergers and Acquisitions:

               1.2.2.1.  AGC will  manage  and  execute  Program  M&A  Services, including targeting, evaluation, negotiation, and arranging closing activities.

               1.2.2.2.  AGC will  assist in the  preparation  of  proposals  to shareholders, partners and other parties-in-interest in connection with Program M&A Services.

          1.2.3. Program Financing Services: 1.2.3.1. AGC shall seek the following for Delta:

                    1.2.3.1.1. One or more financing  commitments on which Delta can rely in negotiating acquisitions, e.g., a funding source that will provide a line of equity or credit to be used to acquire businesses pursuant to the Delta Acquisition Program ("Multi-Unit Acquisition Funding Line");

                    1.2.3.1.2.  Financings for specific acquisitions pursuant to the Delta Acquisition Program ("Single-Unit Acquisition Funding").

                    1.2.3.1.3. As used herein,  "AGC Acquisition  Funding" shall
                         mean  a  Multi-Unit   Acquisition  Funding  Line  or  a
                         Single-Unit Acquisition Funding that is arranged by AGC.

               1.2.3.2. As part of its Program Financing Services, , AGC will:

                    1.2.3.2.1.   analyze  and  implement  the  most   productive
                         packaging of Delta to qualified sources of funding based on the specific criteria and requirements of the funding sources;

                    1.2.3.2.2.  identify  qualified  sources  of  financing  for
                         Delta;

                    1.2.3.2.3.   prepare  a  suitable  document  with  which  to
                         generate interest on the part of potential sources of financing for Delta;

                    1.2.3.2.4. present Delta to potential sources of financing;

                    1.2.3.2.5.  facilitate  meetings between Delta and potential sources of financing for Delta;

                    1.2.3.2.6. negotiate terms of proposed financings;

                    1.2.3.2.7.  facilitate all steps and procedures required for potential financings to be effected, including letters of intent, contracts and closing procedures.

          1.2.4. Presentations to the Board and Financial Constituencies: AGC will assist Delta Management with presentations to Delta's Board of Directors, shareholders, stock brokers and securities analsysts regarding transactions, the financial feasibility of Delta's contemplated program with EZklick, and other issues related to that program.

          1.2.5. Ancillary Management Advisory Services: AGC will study, review and advise Delta regarding:

               1.2.5.1.  appropriate  structure of  management  agreements  with
                    EZklick's executives who will be members of the senior management team of Delta during the acquisition phase of Delta's growth,

               1.2.5.2.  other  relevant   partnerships  or  strategic  business
                    relationships;

               1.2.5.3. Delta's historic and projected financial  statements and financial policies.

     1.3. Milestones: AGC and Delta have determined a set of milestones for which AGC will be responsible for achieving during the first 120 days (Exhibit A hereto); these milestones will be incorporated in Delta's business and operating plan.

     1.4. AGC Independence. AGC shall devote such time to the performance of AGC Services as is necessary for a satisfactory performance; however, AGC shall have no obligation to work any particular hours or days or any particular number of hours or days. AGC retains the right to contract for similar services with other businesses or individuals, provided such other clients are not primarily engaged or are not considering engaging in the specialty foods or wholesale grocery distribution business.


2.0  TERM

     The term of this Agreement shall be twelve (12) months from the Effective Date unless earlier terminated. This Agreement is renewable, upon written agreement of both parties, for additional six (6) month periods.

3.0  INDEPENDENT CONTRACTOR STATUS

3.1. Delta shall not control the details, manner or means by which AGC or Nielson performs the Services in any material respect. However, AGC and Nielson will comply with policies of Delta.

3.2. Delta and AGC expressly intend and agree that AGC and any of its representatives shall be independent contractors and not an employee of Delta.

3.3. Except as expressly provided or authorized in this Agreement, AGC shall have no authority to act for on behalf of, or represent Delta. This Agreement does not create a partnership or joint venture.


4.0  COMPENSATION FOR SERVICES

     Delta agrees that AGC, in consideration of its services pursuant to this Agreement, shall be entitled to receive, and Delta shall pay, the following compensation for AGC's general services, as listed above and:

4.1. Monthly Fees.Delta shall pay AGC, for Nielsen Executive Services, an annual fee in the amount of one hundred and twenty thousand Dollars ($120,000), Ten Thousand dollars ($10,000) to be paid on the first day of the first month beginning after the signing of this agreement and ten thousand dollars ($10,000) shall be paid on the first day of each month thereafter. This Monthly Fee for the first six months of this agreement will include the services of AGC. Conditionally, upon achievement of the financial milestones, mutually agreed to between the parties and documented as part of Schedule A, AGC will receive an additional $10,000 beginning on the seventh month beginning after the signing of this Agreement, payable on the first day of each month.

4.2. Transaction Fees. In addition to the foregoing monthly fee(s), Delta shall pay AGC the following contingent transaction fees:

     4.2.1. Private Placement Financing: During the term of this agreement, if Delta enters into a binding contract for an AGC Acquisition Funding, Delta shall pay to AGC, at the time that funds are disbursed pursuant to the arrangements of that AGC Acquisition Funding, a cash fee based upon the total face value of the transaction in accordance with the following schedule: (i) four percent (4%) of a term debt financing;
          (ii) three percent (3%) of the incremental amount funded under a revolving credit line; (iii) five percent (5%) of a credit enhancement instrument, including an insured or guaranteed obligation (the credit enhancement instrument to be valued along with any debt financing secured, so that a single 5% fee will apply to the combined value of the debt and credit enhancement instruments), and (iv) five percent (5%) of financing that is structured as a revenue-producing contract, fee-sharing arrangement, or similar agreement. This obligation shall survive for a period of two (2) years from the date of execution of the agreement for each such transaction.

     4.2.2. Merger or Acquisition: During the term of this Agreement, if Delta acquires any company pursuant to the Delta Acquisition Program, Delta shall pay AGC a cash fee in an amount equal to the greater of $50,000 or one half of one percent of sales (0.5%) for transactions representing cumulative sales volume up to $250 million; three quarters of one percent of sales (.075%) for transactions representing cumulative sales volume of between $250 million and $500million; and one percent of sales (1%) for transactions representing cumulative sales volume of over $500 million. All sales volume will be based on the most current twelve month period preceeding an acquisition transaction. Delta may opt for the "Lehman Scale" in calculating the cash transaction fee due AGC. As used herein, the term "Lehman Scale" means the following: the greater of $50,000 or percentages of the purchase price: 5% of any amount up to $1 million, 4% of the amount above $1 million up to $2 million, 3% of the amount above $2 million up to $3 million, 2% of the amount above $3 million up to $4 million, and 1% of all amounts above $ 4 million.

          4.2.2.1. AGC shall be entitled to no compensation in connection with Delta's acquisition of or merger with EZklick, Inc.

     4.2.3. AGC Sources: It will be AGC's responsibility to identify sources of AGC Program Funding (individually, an "AGC Source"), to approach and negotiate with AGC Sources, and to manage the transaction through closing. Each AGC Source introduced to Delta on the date of this Agreement shall be listed in Schedule B annexed hereto and made a part hereof. Subsequent to the date of this Agreement and immediately upon AGC's introduction of an AGC Source to Delta, AGC and Delta shall amend Schedule B to include each additional AGC Source within thirty
          (30) days of such introduction.

4.3. If, in the opinion of Delta's securities counsel, applicable securities laws require Delta to employ a registered broker-dealer, insurance broker, or otherwise licensed placement agent in connection with the aforesaid types of matters, AGC will cooperate with such agent, and the fees payable to AGC will be reduced by the amount that Delta must pay to such agent, not to exceed 2% of the cash proceeds.

4.4. It is Delta's hope and expectation that AGC will become integrated into the development of Delta. Accordingly, Delta expects that it will refer potential co-facilitators to AGC to cooperate on a financing. Such co-facilitators will be of two types: (i) those that merely make an introduction to a source of funding or an acquisition opportunity ("Finders") and (ii) those that "work the deal" actively with AGC to bring about a successful conclusion ("Co-Managers"). AGC hereby authorizes Delta to pay to such co-facilitators the following percentages of any fee that would otherwise be owed to AGC in connection with any such transaction: 10% to a Finder and 50% to a Co-Manager.

4.5. Delta authorizes and directs any Closing Agent to distribute directly or from escrow any and all contingent fees due to AGC hereunder. Delta agrees that such fees and the manner of payment and delivery as herein provided shall be included in the documentation of any transaction as to which AGC shall be entitled to a contingent fee hereunder.

4.6. Delta will issue to AGC, upon the signing of this Agreement, 4,350 shares of common stock at a price of $15.00 per share. Payment for such shares will be deferred for a period of 12 months from the date of issuance. AGC retains the option of paying for the shares by applying fees owed by Delta.

4.7. Except as otherwise provided for herein:

     4.7.1. All fees due to AGC hereunder shall have no offsets, are nonrefundable, non-cancelable and shall be free and clear of any and all encumbrances, provided however that after AGC shall have been paid $100,000 in non-contingent monthly fees for the AGC services, as outlined in paragraph 1.2, the amount of all contigent fees due hereunder shall be credited with 50% of the amount of such monthly fees in excess of $100,000.

     4.7.2. All contingent cash fees due AGC hereunder shall be paid to AGC immediately upon closing of the transaction that gives rise to Delta's duty to pay such fees by wire transfer of immediately available funds from the proceeds of the Fee Transaction, either directly or from the formal or informal escrow arrangement established for the Fee Transaction (collectively, the "Closing Agent"), pursuant to the written wire transfer instructions of AGC to the Closing Agent.

4.8. Expenses.

     4.8.1. Out-of-Pocket. In addition to the fees described above, Delta agrees to promptly reimburse AGC, upon request from time to time, for all reasonable out-of-pocket expenses incurred by AGC in connection with the performance of its services under this Agreement. AGC must advise Delta, and obtain approval for such, prior to committing to such expenses.

     4.8.2.  Legal  and  Other   Professional   Fees.   Delta  will  manage  the
          professionals (legal, accounting, et al) required to complete any transaction on Delta's behalf. Fees will be paid directly to these professionals by Delta.

5.0  NON-COMPETE

     For a period of two (2) years after the expiration of the Term of this Agreement, Altos Group shall not, directly or indirectly, own (except for the ownership of publicly-traded securities constituting not more than five percent [5%] of the outstanding securities of the issuer thereof), manage, engage in, operate or conduct, prepare to or plan to conduct or assist any person or entity to conduct any business, or have any interest in any business, person, firm, corporation or other entity that engages, directly or indirectly, in any business which is substantially similar to or competitive with Delta in the United States of America.

6.0  CONFIDENTIAL INFORMATION

6.1. Altos Group shall retain in confidence all information of Delta, and its suppliers as appropriate, transmitted to Altos Group by Delta (or Delta's advisors) under this Agreement, which Delta has identified as being confidential or which by the nature of the information (including trade secrets and other confidential and proprietary business information) or the circumstances surrounding the disclosure should be treated as confidential ("Confidential Information"). Altos Group shall refrain from using or exploiting any Confidential Information for any purpose or activity other than those necessary to or contemplated by this Agreement. Altos Group shall not disclose or facilitate the disclosure of Confidential Information to any third party and shall not copy, duplicate, reproduce, distribute or otherwise disseminate Confidential Information except as necessary to or contemplated by this Agreement.

6.2. This Section shall not apply or shall cease to apply to information supplied by Altos Group:

     6.2.1. if it has come into the public domain without breach of confidence by Altos Group which was known without restriction of disclosure to Altos Group prior to its first receipt of the same from Delta;

     6.2.2. which is hereafter rightfully furnished to Altos Group by a third party without restriction on disclosure; or

     6.2.3. is required to be disclosed pursuant to any statutory requirement or court order. In the event Confidential Information is required to be disclosed by any statutory requirement or court order, Altos Group shall promptly notify Delta in writing.


7.0  INTELLECTUAL PROPERTY

7.1. Altos Group agrees that all information that has been created, discovered, or developed by Delta, its subsidiaries, affiliates, licensors, licensees, successors, or assigns, shall be the sole property of Delta.

7.2. Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, improvements, inventions, product concepts, techniques, marketing plans, merger and acquisition targets, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications and information about the Delta's Affiliates, its employees and/or advisors (including, without limitation, the compensation, job responsibility and job performance of such employees and/or advisors).

7.3. All original content, proprietary information, trademarks, copyrights, patents or other intellectual property created by Altos Group pursuant to, as a result of, or in connection with this agreement shall be the sole and exclusive property of Delta, provided however that original content, proprietary information, trademarks, copyrights, patents or other intellectual property created by Altos Group during the course of this agreement which is not otherwise herein deemed to be Delta's proprietary information, shall be the sole and exclusive property of Altos Group.

8.0  INDEMNIFICATION

8.1. Delta represents that all materials provided or to be provided to Altos Group or any third party regarding Delta's financial affairs or operations are and shall be truthful and accurate and in compliance with any and all applicable federal and state securities laws. Delta agrees to indemnify and hold harmless Altos Group and its advisors, professionals and affiliates, the respective directors, officers, partners, members, managers, agents and employees and each other person, if any, controlling Altos Group or any of its affiliates to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including reasonable attorneys' fees and disbursements) that result from actions taken or omitted to be taken (including any untrue statements made or any statement omitted to be made) by Delta, its agents or employees which relate to the scope of this Agreement and the performance of the services by Altos Group contemplated hereunder.

8.2. Altos Group will indemnify and hold harmless Delta and the respective directors, officers, agents, affiliates and employees of Delta from and against all losses, claims damages, liabilities and expenses that result from bad faith, gross negligence or unauthorized representations of Altos Group or actions taken or omitted to be taken (including any untrue statements made or any statement omitted to be made) by Altos Group.

8.3. Each person or entity seeking indemnification hereunder shall promptly notify Delta, or Altos Group, as applicable, of any loss, claim, damage or expense for which Delta or Altos Group, as applicable, may become liable pursuant to this Section. No party shall pay, settle or acknowledge liability under any such claim without consent of the party liable for indemnification, and shall permit Delta or Altos Group, as applicable, a reasonable opportunity to cure any underlying problem or to mitigate actual or potential damages.

8.4. The scope of this  indemnification  between  Altos Group and Delta shall be limited  to, and  pertain  only to  certain  transactions  contemplated  or entered into pursuant to this Agreement. Delta or Altos Group, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification in writing within fifteen (15) days of notice of the claim. The rights stated pursuant to this Section shall be in addition to any rights that Altos Group, Delta, or any other person entitled to indemnification may have in common law or otherwise, including, but not limited to, any right to contribution.

8.5. The indemnification provisions herein shall survive for five years after the termination or expiration of this agreement.

9.0  TERMINATION AND TERMINATION FEES

9.1. If the Advisor does not perform according to the milestones defined in Exhibit A for the first 120 days of the Effective Date of this Agreement, Delta has the unconditional right to cancel this agreement. In the event of cancellation, Delta will nevertheless pay all fees due at that time to AGC.

9.2. For Just Cause, Delta shall have the unconditional right to terminate this Agreement at any time with no duty to pay any compensation to AGC. Just Cause shall mean:

     9.2.1. Violation of any AGC's duties hereunder,

     9.2.2. Filing of criminal charges against AGC or any member of the AGC team or any affiliate of AGC for any felony or any crime involving fraud or moral turpitude, or

     9.2.3. The bringing or filing of any complaint or action by any regulatory body against AGC or any member of the AGC team or any affiliate of AGC for violation of any duty imposed under the business (including but not limited to matters of corporate governance and antitrust) or securities regulation legal system of the jurisdiction bringing or filing such complaint or action, or

     9.2.4. Insolvency of AGC or other infirmity which causes AGC to be unable to perform its duties hereunder.

9.3. If Delta enters into a contract with a party that is ready, willing and able to perform its duties under such contract or letter of intent, and provided that such party is in fact ready, willing and able to perform its duties under such contract or letter of intent, then:

     9.3.1. Delta will not terminate, cancel or rescind that contract pursuant to any transaction that Delta shall have entered into that was facilitated by AGC, unless such cancellation is made pursuant to pertinent "out clauses" of those respective documents ("Avoidance Cause");

     9.3.2. In the event that Delta elects not to proceed with a transaction that was facilitated by AGC without invoking an Avoidance Cause, Delta shall immediately pay AGC a termination fee equal to ten percent (10%) of the total fees that would have been paid to the Advisor had the transaction been effected.

9.4 This Agreement and the AGC's engagement hereunder shall not be terminated by Delta under any circumstances nor for any reason whatsoever (except as noted in Section 8.2.), unless all compensation due to AGC pursuant to
     Section 4 above has been distributed to AGC directly or from the Closing Agent.

10.0 NOTICE

     Any notice required or permitted hereunder shall be in writing and sent to the address first written above or to such other addresses as the parties may from time to time specify, by United States Mail, First Class postage prepaid, by Federal Express, DHL or similar courier or by hand delivery, by facsimile transmissions (with written transmission confirmation report).

11.0 SUCCESSORS AND ASSIGNS

     This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and any of the rights, interests or obligations hereunder may be assigned by the Advisor without the prior written consent of Delta. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by Delta without the prior written consent of the AGC, which consent shall not be unreasonably withheld.

12.0 SEVERABILITY OF PROVISIONS

     If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.


13.0 ENTIRE AGREEMENT; MODIFICATION

     This Agreement and the schedule hereto contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

14.0 NON-WAIVER

     The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

15.0 GOVERNING LAW

     The parties hereto acknowledge that the transactions contemplated by this Agreement bear a reasonable relation to the state of Delaware. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the state of Delaware without regard to such state's principles of conflicts of laws. The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding ("Actions") relating to this Agreement shall be in the state and/or federal courts situate in the county and state of Delaware. Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described. Service of process in any Action by any party may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to any other party at their address set forth in this Agreement.

16.0 HEADINGS

     The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement

17.0 COUNTERPARTS

     This Agreement may be executed in counterpart signatures, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date last set forth below.


---------------------------------------
Emerging Delta Corporation               Altos Growth Corporation and
                                         AltosBanCorp, Inc.
---------------------------------------- ---------------------------------------
Signed:                                  Signed:
---------------------------------------- ---------------------------------------
Name: Allen Campbell                     Name: Martin Nielson
---------------------------------------- ---------------------------------------
Title: Chairman of the Board             Title: CEO & Founding Partner
---------------------------------------- ---------------------------------------
Date: April 29, 2004
----------------------------------------
Martin Nielson
----------------------------------------
Signed:
----------------------------------------
Name: Martin Nielson
----------------------------------------
Title: CEO & Founding Partner
----------------------------------------
Date: April 29, 2004

                                   SCHEDULE A

                           120-Day Milestone Timeline

The following timeline may be compressed depending on the availability of current data. If the program can be initiated by May 15, 2003 it could be completed by the end of July at the earliest, end of August at the latest.


----------------------------------- --------------------------------------------
DESCRIPTION                         COMMENTS
----------------------------------- --------------------------------------------
Business Plan Review                |X| Review for  consistency  and  defensible
                                        assumptions and projections.

                                    |X| Develop presentation for fundraising.

                                    |X| Write abbreviated  Executive Summary for
                                        gauging lender interest.

----------------------------------- --------------------------------------------
Identify  sources  for  debt        Required  to  complete  Schedule  B attached
and equity financing.               hereto.
----------------------------------- --------------------------------------------
Obtain  a signed  letter  of
intent  for   funding   that
enables the  acquisition  of
an IWDC by the last  week in
the first 120 days.
----------------------------------- --------------------------------------------
Develop acquisition criteria        Prioritize
----------------------------------- --------------------------------------------
Review feedback from initial        Adjust   approach   and   documentation   as
contact     with     capital        appropriate.
sources; expand contact list
as appropriate.

----------------------------------- --------------------------------------------
Develop and prioritize target list  Formal  and  active  pipeline  of  qualified
for acquisition.                    targets
----------------------------------- --------------------------------------------
Line up debt and equity financing.
----------------------------------- --------------------------------------------
Engage acquisition  targets,
and have a signed  letter of
intent  with one IWDC by the
last  week in the  first 120
days.
----------------------------------- --------------------------------------------

                                   SCHEDULE B

                            AGC SOURCES FOR FINANCING